Exhibit 99.1

GENERAL GROWTH PROPERTIES REPORTS THIRD QUARTER RESULTS

Mall NOI Increases 4.0%

Chicago, Illinois, October 31, 2012 – General Growth Properties, Inc. (the “Company”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2012.

Financial Results

For the Three Months Ended September 30, 2012

Funds From Operations (“Total Company FFO”) increased 8.8% to $231.3 million, or $0.23 per diluted share, from $212.6 million, or $0.22 per diluted share, in the prior year period.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 5.1% to $489.7 million from $465.7 million in the prior year period.

Net Operating Income for the mall portfolio (“Mall NOI”) increased 4.0% to $515.2 million from $495.5 million in the prior year period.

Net loss attributable to common stockholders, which is impacted primarily by depreciation expense, provisions for impairment and a non-cash accounting adjustment for outstanding warrants, was $207.9 million, or $0.23 loss per diluted share, as compared to net income of $252.1 million, or $0.08 loss per diluted share, in the prior year period. The non-cash accounting adjustment for outstanding warrants reduced income from continuing operations in the current period by $123.4 million whereas the adjustment in the prior period increased income from continuing operations by $337.8 million.

For the Nine Months Ended September 30, 2012

Total Company FFO increased 10.1% to $681.9 million, or $0.68 per diluted share, from $619.3 million, or $0.62 per diluted share, in the prior year period.

Company EBITDA increased 5.8% to $1,449.1 million from $1,370.1 million in the prior year period.

Mall NOI increased 4.8% to $1,529.9 million from $1,459.8 million in the prior year period.

Net loss attributable to common stockholders, which is impacted primarily by depreciation expense, provisions for impairment and a non-cash accounting adjustment for outstanding warrants, was $513.4 million, or $0.55 loss per diluted share, as compared to net income of $54.7 million, or $0.27 loss per diluted share, in the prior year period. The non-cash accounting adjustment for outstanding warrants reduced income from continuing operations in the current period by $413.1 million whereas the adjustment in the prior period increased income from continuing operations by $319.5 million.

Operational Highlights

•     Tenant sales increased 8.2% to $541 per square foot on a trailing 12-month basis.

•     Regional mall leased percentage was 95.5% at quarter end, an increase of 130 basis points from September 30, 2011.

•     Initial rental rates for leases commencing in 2012 on a suite-to-suite basis increased 10.4%, or $5.73 per square foot, to $60.92 per square foot when compared to the rental rate for expiring leases.

Guidance

Total Company FFO for full year 2012 is expected to be $0.96 to $0.98 per diluted share. Total Company FFO for the fourth quarter is expected to be $0.28 to $0.30 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income (loss) attributable to common stockholders per share to estimated diluted FFO per share and diluted Total Company FFO per share.

	For the three months ended December 31, 2012		For the year ended December 31, 2012
	Low End	High End	Low End	High End
Total Company FFO per diluted share	$0.28	$0.30	$0.96	$0.98
Warrant adjustments and other (1)	(0.01)	(0.01)	(0.41)	(0.41)
FFO	0.27	0.29	0.55	0.57
Depreciation, including share of joint ventures	(0.25)	(0.25)	(1.05)	(1.05)
Gain/loss on property dispositions and other (2)	0.00	0.00	(0.07)	(0.07)
Net income (loss) attributable to common stockholders	$0.02	$0.04	$(0.57)	$(0.55)

(1)   Refer to the Supplemental Information package for the nature of adjustments to reconcile FFO to Company FFO; adjustments for the year ended December 31, 2012, include actual warrant adjustment amounts recognized year to date through September 30, 2012 which equated to a loss of $0.41 per diluted share. The Supplemental Information package is available in the Investors section of the Company’s website at www.ggp.com.

(2)   This includes gain/loss on property dispositions as well as impairment charges taken during the period.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Capital Markets

Unsecured Notes

Certain subsidiaries of the Company intend to redeem all of their 6.75% unsecured notes due May 1, 2013 (approximately $600.0 million). The redemption notification will be made by GGP-TRC, LLC (formerly known as The Rouse Company LP) and TRC Co-Issuer, Inc., the co-issuers of these notes. The redemption will occur on December 3, 2012, at the “Make-Whole Price,” as defined in the applicable indenture.

During the three months ended September 30, 2012, the Company repaid $349.5 million of 7.20% unsecured notes upon their maturity.

Property-Level Debt

During the three months ended September 30, 2012, the Company obtained $2.7 billion ($2.3 billion at share) of property-level debt with a weighted-average interest rate of 4.44% and term-to-maturity of 9.4 years. The prior loans had a weighted-average interest rate of 6.11% and a remaining term-to-maturity of 1.2 years. The transactions generated approximately $361 million of net proceeds.

During the nine months ended September 30, 2012, the Company obtained $5.9 billion ($5.2 billion at share) of property-level debt with a weighted-average interest rate of 4.33% and term-to-maturity of 9.2 years. The prior loans had a weighted-average interest rate of 5.63% and a remaining term-to-maturity of 2.5 years. The transactions generated approximately $664 million of net proceeds and eliminated approximately $640 million of recourse to the Company.

In October, the Company obtained an $835.0 million loan secured by Fashion Show located in Las Vegas, Nevada. The property-level debt bears interest at 4.03% and matures in November 2024. The prior loan had a variable interest rate and matured in May 2017. The transaction generated approximately $223 million of net proceeds and eliminated approximately $612 million of recourse to the Company.

Acquisitions and Dispositions

Acquisitions

During the three months ended September 30, 2012, the Company acquired a 198,000 square foot anchor box at Fashion Show in Las Vegas, Nevada, for $10.0 million.

During the nine months ended September 30, 2012, the Company acquired an interest in approximately 3.9 million square feet of gross leasable area for approximately $497.8 million, including the assumption of $93.7 million of property-level debt.

Dispositions

During the three months ended September 30, 2012, the Company disposed of assets comprising approximately 2.7 million square feet of gross leasable area for $219.3 million. The transactions generated approximately $113.2 million of net proceeds after repayment of property-level debt.

During the nine months ended September 30, 2012, the Company disposed of approximately 3.9 million square feet of gross leasable area for approximately $311.3 million. The transactions generated approximately $143.2 million of net proceeds after repayment of property-level debt.

Development Activity

Year to date the Company has commenced redevelopment activities totaling $770.0 million of capital investment (at share) encompassing 19 properties, with double-digit returns.

Investor Conference Call

On Thursday, November 1, 2012, the Company will host a conference call at 9:00 a.m. CDT (10:00 a.m. EDT). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available beginning at 1:00 p.m. EDT on November 1, 2012. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 33319344. A replay of the call will be available on the Company’s website in the Investors section.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

General Growth Properties, Inc.

General Growth Properties, Inc. is a fully integrated, self-managed and self-administered real estate investment trust focused on owning, managing, leasing, and redeveloping regional malls throughout the United States and Brazil. GGP currently owns, or has an interest in, 145 regional shopping malls comprising approximately 136 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.  For further information please visit www.GGP.com.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPANY NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs. This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

Company NOI excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  Mall NOI is Company NOI for our mall portfolio. We present Company NOI, and Company EBITDA and Company FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND COMPANY EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, depreciation and amortization.  EBITDA has been reflected on a proportionate basis.  Company EBITDA comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Company NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND COMPANY FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be our share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon our economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with our presentation of NOI and EBITDA, FFO has been reflected on a proportionate basis.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.  As with our presentation of Company NOI and Company EBITDA, Company FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Company NOI adjustments, Company EBITDA adjustments, and FFO items such as FFO from discontinued operations, warrant liability adjustment, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events. Total Company FFO is Company FFO including Company FFO from discontinued operations excluding the Company FFO from the spin-off of Rouse Properties, Inc., which is also included in discontinued operations.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

The Company presents EBITDA and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of NOI and Company NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Company EBITDA to GAAP net income (loss) attributable to common stockholders; a reconciliation of Company FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW

Consolidated Statements of Operations(1)

(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Revenues:
Minimum rents	$401,259	$383,541	$1,175,365	$1,158,479
Tenant recoveries	184,869	189,942	542,784	547,157
Overage rents	12,835	12,823	34,230	29,291
Management fees and other corporate revenues	17,823	14,188	55,646	43,775
Other	16,387	16,488	49,802	47,357
Total revenues	633,173	616,982	1,857,827	1,826,059
Expenses:
Real estate taxes	59,258	56,530	174,797	173,898
Property maintenance costs	18,758	21,419	62,102	71,128
Marketing	8,085	7,639	22,497	19,937
Other property operating costs	101,890	107,631	286,170	290,629
Provision for doubtful accounts	1,370	1,078	3,097	2,295
Property management and other costs	38,903	45,455	119,350	137,517
General and administrative	10,045	15,441	31,675	18,067
Provisions for impairment	98,288	—	98,288	—
Depreciation and amortization	208,833	226,360	612,188	675,536
Total expenses	545,430	481,553	1,410,164	1,389,007
Operating income	87,743	135,429	447,663	437,052
Interest income	766	680	2,307	1,912
Interest expense	(204,917)	(218,932)	(607,915)	(672,936)
Warrant liability adjustment	(123,381)	337,781	(413,081)	319,460
Gain from change in control of investment properties	—	—	18,547	—
(Loss) income before income taxes, equity in income (loss) of Unconsolidated Real Estate Affiliates, discontinued operations and allocation to noncontrolling interests	(239,789)	254,958	(552,479)	85,488
Provision for income taxes	(2,449)	(3,954)	(5,553)	(7,882)
Equity in income (loss) of Unconsolidated Real Estate Affiliates	22,054	9,833	39,849	(2,534)
(Loss) income from continuing operations	(220,184)	260,837	(518,183)	75,072
Discontinued operations	13,576	(4,276)	10,982	(13,688)
Net (loss) income	(206,608)	256,561	(507,201)	61,384
Allocation to noncontrolling interests	(1,279)	(4,511)	(6,236)	(6,718)
Net (loss) income attributable to common stockholders	$(207,887)	$252,050	$(513,437)	$54,666
Basic (Loss) Earnings Per Share:
Continuing operations	$(0.24)	$0.27	$(0.56)	$0.07
Discontinued operations	0.01	—	0.01	(0.01)
Total basic (loss) earnings per share	$(0.23)	$0.27	$(0.55)	$0.06
Diluted Loss Per Share:
Continuing operations	$(0.24)	$(0.08)	$(0.56)	$(0.26)
Discontinued operations	0.01	—	0.01	(0.01)
Total diluted loss per share	$(0.23)	$(0.08)	$(0.55)	$(0.27)

(1) Presented in accordance with GAAP.

FINANCIAL OVERVIEW

Consolidated Balance Sheets(1)

(In thousands)

	September 30, 2012	December 31, 2011
Assets:
Investment in real estate:
Land	$4,303,329	$4,623,944
Buildings and equipment	18,847,928	19,837,750
Less accumulated depreciation	(1,286,753)	(974,185)
Construction in progress	383,977	135,807
Net property and equipment	22,248,481	23,623,316
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,717,079	3,052,973
Net investment in real estate	24,965,560	26,676,289
Cash and cash equivalents	637,946	572,872
Accounts and notes receivable, net	243,503	218,749
Deferred expenses, net	176,377	170,012
Prepaid expenses and other assets	1,398,494	1,805,535
Assets held for disposition	—	74,694
Total assets	$27,421,880	$29,518,151

Liabilities:
Mortgages, notes and loans payable	$16,074,015	$17,143,014
Accounts payable and accrued expenses	1,271,364	1,445,738
Dividend payable	106,312	526,332
Deferred tax liabilities	22,520	29,220
Tax indemnification liability	303,750	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	1,399,043	985,962
Liabilities held for disposition	—	74,795
Total liabilities	19,383,204	20,715,011
Redeemable noncontrolling interests:
Preferred	134,531	120,756
Common	132,020	103,039
Total redeemable noncontrolling interests	266,551	223,795

Equity:
Total stockholders’ equity	7,683,259	8,483,329
Noncontrolling interests in consolidated real estate affiliates	88,866	96,016
Total equity	7,772,125	8,579,345
Total liabilities and equity	$27,421,880	$29,518,151

(1) Presented in accordance with GAAP.

PROPORTIONATE FINANCIAL SCHEDULES

Reconciliation of NOI, EBITDA, and FFO

For the Three Months Ended September 30, 2012 and 2011

(In thousands)

	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
	Pro Rata Basis	Adjustments	Company	Pro Rata Basis	Adjustments	Company

Property revenues:
Minimum rents	$489,947	$4,913	$494,860	$468,149	$8,118	$476,267
Tenant recoveries	219,845	—	219,845	223,549	—	223,549
Overage rents	15,961	—	15,961	15,055	—	15,055
Other revenue	23,294	—	23,294	22,969	—	22,969
Total property revenues	749,047	4,913	753,960	729,722	8,118	737,840
Property operating expenses:
Real estate taxes	70,468	(1,578)	68,890	66,437	(1,578)	64,859
Property maintenance costs	22,944	—	22,944	25,780	—	25,780
Marketing	9,971	—	9,971	9,576	—	9,576
Other property operating costs	125,114	(1,592)	123,522	128,906	(1,604)	127,302
Provision for doubtful accounts	1,776	—	1,776	2,213	—	2,213
Total property operating expenses	230,273	(3,170)	227,103	232,912	(3,182)	229,730
NOI	$518,774	$8,083	$526,857	$496,810	$11,300	$508,110
Management fees and other corporate revenues	19,378	—	19,378	15,338	(11)	15,327
Property management and other costs	(44,275)	(424)	(44,699)	(49,960)	5,308	(44,652)
General and administrative	(11,831)	—	(11,831)	(17,067)	4,015	(13,052)
EBITDA	$482,046	$7,659	$489,705	$445,121	$20,612	$465,733
Depreciation on non-income producing assets	(2,869)	—	(2,869)	(2,268)	—	(2,268)
Preferred unit distributions	(2,335)	—	(2,335)	(2,336)	—	(2,336)
Interest income	1,527	—	1,527	2,322	—	2,322
Interest expense:
Default interest	(1,657)	1,657	—	109	(109)	—
Interest expense relating to extinguished debt	—	—	—	(1,374)	1,374	—
Mark-to-market adjustments on debt	2,900	(2,900)	—	1,131	(1,131)	—
Write-off of mark-to-market adjustments on extinguished debt	10,394	(10,394)	—	2,394	(2,394)	—
Debt extinguishment expenses	—	—	—	—	—	—
Interest on existing debt	(255,034)	—	(255,034)	(256,991)	—	(256,991)
Warrant liability adjustment	(123,381)	123,381	—	337,781	(337,781)	—
Provision for income taxes	(2,537)	2,537	—	(3,919)	3,919	—
FFO from discontinued operations	1,275	(1,275)	—	18,335	(18,335)	—
FFO	$110,329	$120,665	$230,994	$540,305	$(333,845)	$206,460

PROPORTIONATE FINANCIAL SCHEDULES

Reconciliation of NOI, EBITDA, and FFO

For the Nine Months Ended September 30, 2012 and 2011

(In thousands)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	Pro Rata Basis	Adjustments	Company	Pro Rata Basis	Adjustments	Company

Property revenues:
Minimum rents	$1,448,133	$19,457	$1,467,590	$1,410,675	$6,479	$1,417,154
Tenant recoveries	648,577	—	648,577	648,967	—	648,967
Overage rents	43,362	—	43,362	34,535	—	34,535
Other revenue	68,889	—	68,889	58,944	—	58,944
Total property revenues	2,208,961	19,457	2,228,418	2,153,121	6,479	2,159,600
Property operating expenses:
Real estate taxes	208,451	(4,734)	203,717	205,276	(4,734)	200,542
Property maintenance costs	74,728	—	74,728	85,867	—	85,867
Marketing	27,525	—	27,525	24,812	—	24,812
Other property operating costs	357,829	(4,787)	353,042	348,773	(4,841)	343,932
Provision for doubtful accounts	3,796	—	3,796	5,211	—	5,211
Total property operating expenses	672,329	(9,521)	662,808	669,939	(9,575)	660,364
NOI	$1,536,632	$28,978	$1,565,610	$1,483,182	$16,054	$1,499,236
Management fees and other corporate revenues	61,018	—	61,018	47,684	(412)	47,272
Property management and other costs	(136,320)	(1,272)	(137,592)	(152,070)	15,704	(136,366)
General and administrative	(39,978)	—	(39,978)	(24,543)	(15,485)	(40,028)
EBITDA	$1,421,352	$27,706	$1,449,058	$1,354,253	$15,861	$1,370,114
Depreciation on non-income producing assets	(6,573)	—	(6,573)	(4,582)	—	(4,582)
Preferred unit distributions	(10,104)	3,098	(7,006)	(7,007)	—	(7,007)
Interest income	4,891	—	4,891	6,975	—	6,975
Interest expense:
Default interest	(4,760)	4,760	—	(60,958)	60,958	—
Interest expense relating to extinguished debt	—	—	—	(11,045)	11,045	—
Mark-to-market adjustments on debt	13,165	(13,165)	—	11,357	(11,357)	—
Write-off of mark-to-market adjustments on extinguished debt	33,356	(33,356)	—	45,491	(45,491)	—
Debt extinguishment expenses	(190)	190	—	(12)	12	—
Interest on existing debt	(762,785)	—	(762,785)	(771,341)	—	(771,341)
Warrant liability adjustment	(413,081)	413,081	—	319,460	(319,460)	—
Provision for income taxes	(5,823)	5,823	—	(7,991)	7,991	—
FFO from discontinued operations	17,476	(17,476)	—	64,376	(64,376)	—
FFO	$286,924	$390,661	$677,585	$938,976	$(344,817)	$594,159

RECONCILIATIONS

Reconciliation of Non-GAAP to GAAP Financial Measures

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Reconciliation of NOI to GAAP Operating Income
NOI:
Pro Rata basis	$518,774	$496,810	$1,536,632	$1,483,182
Unconsolidated Properties	(95,253)	(91,905)	(292,116)	(268,371)
Consolidated Properties	423,521	404,905	1,244,516	1,214,811
Management fees and other corporate revenues	17,823	14,188	55,646	43,775
Property management and other costs	(38,903)	(45,455)	(119,350)	(137,517)
General and administrative	(10,045)	(15,441)	(31,675)	(18,065)
Provisions for impairment	(98,288)	—	(98,288)	—
Depreciation and amortization	(208,833)	(226,360)	(612,188)	(675,536)
Noncontrolling interest in operating income of Consolidated Properties and other	2,468	3,592	9,002	9,584
Operating income	$87,743	$135,429	$447,663	$437,052

Reconciliation of EBITDA to GAAP Net (Loss) Income Attributable to Common Stockholders
EBITDA:
Pro Rata basis	$482,046	$445,121	$1,421,352	$1,354,253
Unconsolidated Properties	(89,505)	(85,912)	(271,636)	(249,406)
Consolidated Properties	392,541	359,209	1,149,716	1,104,847
Depreciation and amortization	(208,833)	(226,360)	(612,188)	(675,536)
Noncontrolling interest in NOI of Consolidated Properties	2,468	3,592	9,002	9,584
Interest income	766	680	2,307	1,912
Interest expense	(204,917)	(217,173)	(605,253)	(667,326)
Warrant liability adjustment	(123,381)	337,781	(413,081)	319,460
Provision for income taxes	(2,449)	(3,954)	(5,553)	(7,882)
Provision for impairment excluded from FFO	(98,288)	—	(98,288)	—
Equity in income (loss) of Unconsolidated Real Estate Affiliates	22,054	9,833	39,849	(2,534)
Discontinued operations	13,576	(4,276)	10,982	(13,688)
Gain from change in control of investment properties	—	—	18,547	—
Allocation to noncontrolling interests	(1,424)	(7,282)	(9,477)	(14,171)
Net (loss) income attributable to common stockholders	$(207,887)	$252,050	$(513,437)	$54,666

Reconciliation of FFO to GAAP Net (Loss) Income Attributable to Common Stockholders
FFO:
Consolidated Properties	$61,863	$493,288	$137,358	$811,971
Unconsolidated Properties and Noncontrolling Interests	48,466	47,017	149,566	127,005
Pro Rata basis	110,329	540,305	286,924	938,976
Depreciation and amortization of capitalized real estate costs	(234,548)	(268,297)	(727,760)	(815,455)
Gain from change in control of investment properties	—	—	18,547	—
Gains (losses) on sales of investment properties	12,302	5,799	17,634	8,423
Noncontrolling interests in depreciation of Consolidated Properties	1,624	1,559	5,347	5,569
Provision for impairment excluded from FFO	(98,288)	—	(98,288)	—
Provision for impairment excluded from FFO of discontinued operations	—	—	(10,393)	—
Redeemable noncontrolling interests	1,603	(1,810)	3,753	(386)
Depreciation and amortization of discontinued operations	(909)	(25,506)	(9,201)	(82,461)
Net (loss) income attributable to common stockholders	$(207,887)	$252,050	$(513,437)	$54,666

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income (Loss) of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$95,253	$91,905	$292,116	$268,371
Net property management fees and costs	(3,962)	(4,367)	(12,162)	(12,487)
Net interest expense	(38,774)	(34,767)	(113,965)	(112,107)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(1,891)	(1,727)	(8,637)	(6,758)
FFO of discontinued Unconsolidated Properties	—	(434)	—	(432)
FFO of Unconsolidated Properties	50,626	50,610	157,352	136,587
Depreciation and amortization of capitalized real estate costs	(28,583)	(44,229)	(122,145)	(145,782)
Other, including gain on sales of investment properties	11	3,452	4,642	6,661
Equity in income (loss) of Unconsolidated Real Estate Affiliates	$22,054	$9,833	$39,849	$(2,534)